Exhibit 5.1

                       Nixon, Hargrave, Devans & Doyle LLP
                        Attorneys and Counsellors at Law
                                 Clinton Square
                              Post Office Box 1051
                         Rochester, New York 14604-1051
                                 (716) 263-1000
                               Fax: (716)263-1600

                                February 12, 1998


Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York  14604

Gentlemen:

         We have acted as counsel to Home Properties of New York, Inc. (the "Company") in connection with the Registration Statement on Form S-3, filed on February 12, 1998, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale by the holders thereof of up to 476,161 shares of Common Stock of the Company, par value $.01 issuable to partners of Home Properties of New York, L.P. (the "Operating Partnership") upon the exercise of certain rights with respect to their interests in the Operating Partnership.

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and the Operating Partnership and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including
(i) the Articles of Amendment and Restatement of the Articles of Incorporation of the Company, as amended to the date hereof, (ii) the Amended and Restated By-Laws of the Company, as amended to the date hereof, (iii) certified copies of certain resolutions duly adopted by the Board of Directors and stockholders of the Company, and (iv) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "Partnership Agreement").

         Based upon the foregoing, it is our opinion that the shares of Common Stock have been duly authorized, and, after the Common Stock shall have been issued and delivered as described in such Registration Statement and the Partnership Agreement and the consideration therefor shall have been received by the Company, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the prospectus contained in such Registration Statement.

                                       Very truly yours,

                                       /s/ Nixon, Hargrave, Devans & Doyle LLP